SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) February 15, 2006


                                THE BEARD COMPANY
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Oklahoma                    1-12396                73-0970298
----------------------------        -----------         -------------------
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)        Identification No.)


                                Enterprise Plaza
                               5600 N. May Avenue
                                    Suite 320
                          Oklahoma City, Oklahoma         73112
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (405) 842-2333
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report

Item 3.02 Unregistered Sales of Equity Securities

     On May 13, 2004, The Beard Company, (the "Company") commenced a private debt placement of its 10% Participating Notes due November 30, 2006 (the "10% Notes") and Warrants to purchase 240,000 shares of the Company's common stock, targeted to raise a total of $1,200,000. The Company offered the 10% Notes to provide the working capital to retire the Company's remaining short-term debt and to fund operations.

     On June 8, 2004, the Company announced that it had completed the placement of all of the 10% Notes. The Placement Agent received a 6% commission on $500,000 of the 10% Notes sold by it. No commission was paid on the $700,000 of 10% Notes sold by the Company.

     On February 10, 2005, the Company prepaid 40% of the principal amount of the $700,000 of 10% Notes sold by it, leaving $420,000 of such notes outstanding. A $500,000 10% Note was not prepaid at the request of the holder. However, such note was paid down to a principal balance of $384,102 in the ordinary course of business.

     On June 29, 2005, the Company commenced a private debt placement of up to $2,004,102 of its 12% Convertible Subordinated Notes due August 31, 2009 (the "2009 Notes"). As part of the offering, holders of the remaining $804,102 of 10% Notes were given the right to exchange such notes for the 2009 Notes. The Company offered the 2009 Notes to provide the working capital to sustain the Company's activities until the operations under development in the Coal and China Segments are generating positive cash flow.

     On February 10, 2006, the Company accepted a subscription for $20,000 principal amount of the 2009 Notes from a private investor. The sale was handled by the Company; accordingly, a 1% commission will be paid on the $20,000 of 2009 Notes sold.

     On February 15, 2006, the Company accepted a subscription for $60,362 principal amount of the 2009 Notes from a related party. The sale was handled by the Company; accordingly, a 1% commission will be paid on the $60,132 of 2009 Notes sold.

     On February 16, 2006, the Company accepted a subscription for $40,000 principal amount of the 2009 Notes from a private investor. The sale was handled by the Company; accordingly, a 1% commission will be paid on the $40,000 of 2009 Notes sold.

     In accordance with the Private Placement Memorandum and the Supplements thereto, the Conversion Price for all Notes issued after November 30, 2005 will be determined by the weighted average closing price (the "WACP") of our common stock during the 90-day period preceding the date each subscription is received by us. Based on the February 9, February 14 and February 15 closing prices, the 90-day WACP's on February 10, February 15 and February 16 were $1.324, $1.325 and $1.315, respectively.

     Based upon their respective Conversion Prices, the 2009 Notes issued on February 10, February 15 and February 16, 2006, are convertible into 15,105, 45,556 and 30,418 shares, respectively, of the Company's common stock and bring the total aggregate amount of 2009 Notes sold or exchanged to date to $1,255,362. The total shares issuable upon conversion of the 2009 Notes that had not been previously reported by the Company on a Form 8-K did not exceed 1% of the total outstanding equity securities of the Company triggering the necessity to file this Current Report under Item 3.02 of Form 8-K until the February 15, 2006 sale of the 2009 Notes.

     The 2009 Notes were issued relying upon the exemption from registration provided by Section 4(2) of the Securities Act for "transactions by the issuer not involving a public offering," in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "4(2) Exemption"). When the 2009 Notes are converted to the Company's common stock the issuance of the common stock will be exempted from registration by Section 3(a)(9) of the Securities Act which provides an exemption for "securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange."

Item 8.01 Other Events

     On December 2, 2005 we distributed 95,922 shares of common stock to our Chairman from our 2003-2 Deferred Stock Compensation Plan (the "Plan"). On January 13, 2006 we distributed 23,765 shares to our President and a total of 32,477 shares to two of our Directors from the Plan. All shares under the Plan are subject to a current Registration Statement.

     As a result of the issuance of these 152,164 shares, the Company's outstanding shares have increased to a total of 5,529,210.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE BEARD COMPANY

                                     /s/ Herb Mee, Jr.
                                         _______________________________
                                         Herb Mee, Jr., President

February 17, 2006